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Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation of Vancouver, British Columbia, Canada

Michael A. Cane*       Stephen F.X. O'Neill** Gary R. Henrie+
Leslie L. Kapusianyk** Michael H. Taylor***   Preston R. Brewer++

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, Nevada 89102

November  5,  2001

New  Paltz  Capital  Corp.
Attention:  William  Asselstine,  President
2360  Palmerston  Avenue
Vancouver,  British  Columbia,  Canada  V7V  2W1

Re:     New  Paltz  Capital  Corp.'s  Registration  Statement  on  Form  SB-2

Dear  Sir:

We have acted as counsel for New Paltz Capital Corp., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,414,500 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated November 5, 2001; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law including all statutory provisions, all applicable provisions of the Nevada Constitution and reported decisions interpreting those laws.

Very  truly  yours,

CANE  AND  COMPANY,  LLC



/s/ Michael A. Cane
---------------------------------
Michael  A.  Cane,  Attorney  and
Managing  Member

  *Licensed Nevada, California, Washington and Hawaii State Bars;
 **British Columbia Bar only;*** Nevada and British Columbia Bars;
             +Utah Bar only; ++California Bar only

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New  Paltz  Capital  Corp.
November  5,  2001
Page  2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  AND  COMPANY,  LLC



/s/ Michael A. Cane
---------------------------------
Michael  A.  Cane,  attorney  and
Managing  Member